UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2003

ALLTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Allied Drive, Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (501) 905-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9.    Regulation FD Disclosure

The following information, including the exhibits, is being furnished under Item 12 "Disclosure of Results of Operations and Financial Condition." On April 24, 2003, ALLTEL Corporation ("ALLTEL" or the "Company") issued a Press Release announcing the Company's first quarter 2003 unaudited consolidated results of operations. The Press Release presents the Company's consolidated results of operations measured under generally accepted accounting principles ("GAAP") and its results of operations from current businesses. The Press Release also presents the Company's measure of its equity free cash flow from current businesses.

Results of operations from current businesses are non-GAAP financial measures that exclude the effects of discontinued operations, integration expenses and other charges, gain on disposal of assets, write-down of investments and receivables and the net financing costs related to prefunding the Company's 2002 acquisitions of wireless properties from CenturyTel, Inc. and wireline properties in Kentucky from Verizon Communications, Inc. Equity free cash flow from current businesses is a non-GAAP financial measure that is computed as net income from current businesses plus depreciation and amortization less capital expenditures including capitalized software development costs.

The Company believes that including a presentation of the results from current businesses assists investors in understanding the effects that certain items such as asset sales, restructuring expenses and other business consolidation costs arising from past acquisition and restructuring activities had on the Company's GAAP consolidated results of operations. These items represent variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses results from current businesses as the primary measure of the performance of its business segments. The Company believes that reporting equity free cash flow from current businesses assists investors in understanding ALLTEL's ability to generate sufficient positive cash flows to fund its ongoing cash operating requirements including capital expenditures, payment of dividends and debt service obligations. Equity free cash flow should not be considered in isolation or as a substitute for cash flow from operations prepared in accordance with GAAP.

The financial data included in the accompanying Press Release also contains disclosure of earnings before interest, taxes, depreciation and amortization ("EBITDA") from current businesses and EBITDA margin from current businesses. EBITDA is computed as operating income plus depreciation and amortization. EBITDA margin is EBITDA as a percentage of revenues and sales. EBITDA and EBITDA margin from current businesses exclude certain items as explained above. The Company believes that reporting EBITDA and EBITDA margin from current businesses is useful to investors as these are additional metrics used by management to measure the profitability of ALLTEL's business segments. EBITDA does not take into account ALLTEL's debt service or income tax requirements or any other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses. Finally, EBITDA is one of many factors considered by credit rating agencies in determining ALLTEL's short and long-term credit ratings. EBITDA and EBITDA margin may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

The financial tables of ALLTEL's Press Release include a reconciliation of each of the non-GAAP financial measures discussed above to its most directly comparable financial measure calculated and presented in accordance with GAAP.

A copy of ALLTEL's Press Release dated April 24, 2003 is attached hereto as Exhibit 99(a) and is furnished as a part of this filing.

On April 24, 2003, the Company also released quarterly supplemental financial information of ALLTEL for the years ended December 31, 2002 and 2001 and for the quarter ended March 31, 2003. This supplemental financial information reflects the financial services division of ALLTEL Information Services, Inc., which was sold on April 1, 2003 to Fidelity National Financial Inc., as discontinued operations. The operations of the telecom division of ALLTEL Information Services, Inc. were retained by the Company and have now been included in the communications support services segment. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information," all prior period segment information has been restated to conform to this new financial reporting presentation.

The quarterly supplemental financial information presents the Company's consolidated results of operations measured under GAAP and its results of operations from current businesses. The quarterly supplemental financial information also presents the Company's measure of its net debt to total capitalization and net debt to EBITDA for the trailing 12 months as of March 31, 2003. These two financial measures have also been presented on a pro forma basis giving effect to the April 1, 2003 sale of the Company's financial services division. The net debt to total capitalization and net debt to EBITDA are non-GAAP financial measures that include an adjustment to reduce long-term debt outstanding for the assumed conversion to equity of 80 percent of the Company's mandatory convertible $1.385 billion equity units. The Company believes that including a presentation of net debt to total capitalization and net debt to EBITDA for the trailing 12 months, measured both before and after the completion of the sale of the financial services division, assists investors in understanding the effects that sale transaction will have on the Company's consolidated financial position.

The quarterly supplemental information includes a reconciliation of each of the non-GAAP financial measures presented within to its most directly comparable financial measure calculated and presented in accordance with GAAP. The quarterly supplemental financial information is attached hereto as Exhibit 99(b) and is furnished as a part of this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLTEL CORPORATION
(Registrant)

By: /s/ Jeffery R. Gardner
Jeffery R. Gardner
Senior Vice President - Chief Financial Officer
(Principal Financial Officer)
April 24, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99(a)	Press Release, dated April 24 , 2003 of ALLTEL Corporation.

99(b)	Supplemental Quarterly Financial Information of ALLTEL Corporation for the years ended December 31, 2002 and 2001 and for the quarter ended March 31, 2003.